Exhibit 10.14

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (the “Agreement”), dated as of September 24, 2009 (the “Effective Date”), is made by and between EAGLE PHARMACEUTICALS, INC., a Delaware corporation (“Eagle”), and THE MEDICINES COMPANY, a Delaware corporation (“MDCO”).  Eagle and MDCO may be referred to herein individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, Eagle and MDCO, concurrently with the execution of this Agreement, have entered into a License and Development Agreement (the “License Agreement”), pursuant to which MDCO received a license to, among other things, promote, market, have marketed, distribute, offer for sale, sell and have sold the Products in the Field in the Territory; and

WHEREAS, Eagle desires to supply the Products to MDCO in connection with the License Agreement and on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1                                         Definitions.

1.1                               Defined Terms.  Unless otherwise specifically set forth herein, the following terms shall have their indicated meanings when used in this Agreement.  Capitalized terms used herein and not defined herein shall have the meaning set forth in the License Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Laws” has the meaning set forth in Section 1.1 of the License Agreement.  For purposes of clarity, “Applicable Laws” includes, if and to the extent applicable, the FD&C Act and guidelines issued by the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH).

“Batch” means a defined quantity of Product which has been produced during a defined cycle of manufacture, and which is identified by a unique production number.

“Calendar Quarter” means each respective period of three consecutive months ending on March 31, June 30, September 30 and December 31.

“Certificates” has the meaning set forth in Section 7.1.

“Claim” has the meaning set forth in Section 1.1 of the License Agreement.

“Delivery Facility” has the meaning set forth in Section 6.1.

“Eagle” has the meaning set forth in the Preamble.

“Eagle Indemnitee” has the meaning set forth in Section 13.2.

“Effective Date” has the meaning set forth in the preamble.

“FD&C Act” means the United States Food, Drug and Cosmetic Act (21 U.S.C. §301, et seq.), and any rules, regulations and guidelines of the FDA promulgated thereunder, as they may be amended from time to time.

“Finished Product” means Product meeting the Product Specifications and all other requirements of Applicable Laws and the Regulatory Approvals, Labeled and Packaged and in a form suitable for commercial sale to an end-user customer.

“First Commercial Sale” has the meaning set forth in Section 1.1 of the License Agreement.  “Forecast” has the meaning set forth in Section 4.2.

“Indemnitee” has the meaning set forth in Section 13.3.

“Indemnitor” has the meaning set forth in Section 13.3.

“Joint Steering Committee” has the meaning set forth in Section 1.1 of the License Agreement.

“Label” means such labels and other written, printed or graphic matter (i) used on vials or, as applicable, mini-bags, of Product and boxes of vials or, as applicable, mini-bags or (ii) accompanying the Products, including package inserts.  For purposes of clarity, “Label” includes labels used for Product promotional purposes or for Product samples.  “Labeled” and Labeling” have correlative meanings.

“Launch Quantities” means the quantities of Finished Product produced from the first three (3) validation Batches of the Existing Product.

“License Agreement” has the meaning set forth in the Recitals.

“Losses” has the meaning set forth in Section 1.1 of the License Agreement.

“Manufacture”, “Manufactured” and “Manufacturing” have the meaning set forth in Section 1.1 of the License Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“MDCO” has the meaning set forth in the Preamble.

“MDCO Indemnitee” has the meaning set forth in Section 13.1.

“Non-Conforming Product” has the meaning set forth in Section 7.2.1.

“Package” means all primary, secondary and tertiary containers, cartons and shipping cases used in packaging or accompanying the Product for delivery to MDCO hereunder.  For purposes of clarity, “Package” includes the foregoing items when used for Product promotional purposes or for Product samples.  “Packaged” and “Packaging” shall have correlative meanings.

“Person” has the meaning set forth in Section 1.1 of the License Agreement.

“Pharmacovigilance Agreement” has the meaning set forth in Section 8.3.4 of the License Agreement.

“Product Specifications” means, with respect to a Product, the specifications for such Product, determined in accordance with the License Agreement.

“Purchase Order” has the meaning set forth in Section 4.3.

“Quality Agreement” has the meaning set forth in Section 8.6 of the License Agreement.

“Regulatory Approval” has the meaning set forth in Section 1.1 of the License Agreement

Regulatory Authority” has the meaning set forth in Section 1.1 of the License Agreement.

“Secondary Supplier” has the meaning set forth in Section 8.3.2.

“Supply Cost” has the meaning set forth in Section 1.1 of the License Agreement.

“Supply Interruption” has the meaning set forth in Section 8.3.1.

“Term” has the meaning set forth in Section 12.1.

“Third Party Manufacturer” means Cipla Ltd. India, or such other Third Party as Eagle shall contract to Manufacture Product in connection with, and subject to the terms of, this Agreement.

1.2                               Interpretation.  Words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section, paragraph or clause in which such words appear, unless the context otherwise requires.  Enumerative references to sections, paragraphs or clauses, or exhibits, without reference to an explicit agreement, document or exhibit, refer to this Agreement or exhibits attached to this Agreement, as applicable.  The

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.  The words “include”, “includes” and “including” are deemed to be followed by “without limitation” or words of similar import.  Except where the context otherwise requires, the word “or” is used in the inclusive sense (and/or).

2.                                      Responsibilities.

2.1                               Responsibilities of Eagle.  Eagle shall:

2.1.1                     use Commercially Reasonable Efforts to acquire all of the required Product components (the active pharmaceutical ingredient, excipients, Labels and Packaging components) for the Manufacture of Product, it being understood that Eagle will only purchase such Product components through vendors approved for the applicable Product by the FDA pursuant to the corresponding ANDA or NDA;

2.1.2                     use Commercially Reasonable Efforts to keep, or require its Third Party Manufacturer to keep, adequate inventories of active pharmaceutical ingredient and other raw materials on hand, sufficient to meet MDCO’s requirements;

2.1.3                     use Commercially Reasonable Efforts to cause its Third Party Manufacturer to validate the manufacturing process;

2.1.4                     compile and submit to the FDA all required annual reports, supplements, and other required submissions for the Products, and maintain the NDA as current with FDA commitments, requirements, USP specifications, and cGMP’s;

2.1.5                     to the extent required by Applicable Laws and the Regulatory Approvals, use Commercially Reasonable Efforts to promptly review, approve and submit to the FDA any marketing and promotional materials created by MDCO specific to the Products;

2.1.6                     use Commercially Reasonable Efforts to cause its Third Party Manufacturer, prior to delivery of each Batch of Finished Product to MDCO, to (a) conduct quality control tests on the active pharmaceutical ingredients, excipients and other Product and Finished Product components, Labeling and Packaging, and (b) review all Certificates and other data relating to each Batch of Finished Product and release each such Batch for commercial sale, in each case in accordance with all Applicable Laws and Regulatory Approvals; and

2.1.7                     use Commercially Reasonable Efforts to supply, or cause the supply, of Finished Product, as ordered by MDCO under this Agreement, to the Delivery Facility in accordance with the terms hereof and in accordance with Section 7.4 of the License Agreement, including warehousing and managing logistics for Product through final delivery to the Delivery Facility.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2                               Responsibilities of MDCO.  MDCO shall.

2.2.1                     Use Commercially Reasonable Efforts to provide Eagle with Forecasts in accordance with Section 4; and

2.2.2                     to the extent required by Applicable Laws and the Regulatory Approvals, use Commercially Reasonable Efforts to provide to Eagle, as the holder of the NDA, copies of all marketing and promotional materials to be used by MDCO to support the sale of the Products, for prior review, approval and submission by Eagle to the FDA, it being understood that Eagle shall conduct such review, approval and submission as promptly as practicable.

3.                                      Supply of Products.

3.1                               Supply by Eagle.  Subject to the terms and conditions of this Agreement, including Section 8.3.2, Eagle shall use Commercially Reasonable Efforts, or use Commercially Reasonable Efforts to cause its Third Party Manufacturer, to Manufacture and supply to MDCO such quantities of Finished Product as are ordered by MDCO under this Agreement.  Eagle shall not be required to provide samples of Product to MDCO. Unless otherwise mutually agreed, the Finished Product (except for the Launch Quantities) shall have, at the time of delivery to MDCO, at least [*] of its registered shelf life.

3.2                               Exclusive Relationship.  During the Term, except as provided in the License Agreement and subject to Section 8.3.2, (a) Eagle shall not supply Product to any Third Party for sale in the Territory and (b) MDCO and its Affiliates shall only purchase Product from Eagle and from no other party.

4.                                      Forecasts and Purchase Orders.

4.1                               Commercial Launch.  On or before [*], MDCO shall deliver to Eagle a Purchase Order for the Launch Quantities, which Purchase Order shall set forth the delivery dates for such quantities (the first of which delivery date shall not be earlier than one hundred eighty (180) days after the date of such Purchase Order), and Eagle shall use Commercially Reasonable Efforts, or shall use Commercially Reasonable Efforts to cause its Third Party Manufacturer to, deliver the Launch Quantities of Finished Product on the delivery dates specified in MDCO’s Purchase Order.  If [*] Batches of the Launch Quantities do not have sufficient shelf-life for introduction into commerce due to a delay in obtaining Regulatory Approval, then, on a Batch-by-Batch basis, the Supply Cost for such Batches of Product shall be [*], it being understood that the Parties shall, during the first month of each Calendar Quarter during the Term, assess the applicable shelf-life of such Batches and conduct a “true-up” of the Supply Cost for such Batches for the immediately preceding Calendar Quarter, so that, on or before the last day of the first month of each Calendar Quarter during the Term, (i) if MDCO has paid more than [*] share of such Supply Costs for such Calendar Quarter, then Eagle will pay MDCO an amount equal to the difference between the Supply Cost actually paid by MDCO for such Batches and [*] share of such Supply Costs, or (ii) if Eagle has paid [*] of such Supply Costs for such Calendar Quarter, then MDCO will pay Eagle (subject to Section 7.2.2), an amount equal to the difference between the Supply Cost actually paid by Eagle for such Batches and [*] of such Supply Costs.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2                               Forecasts.

4.2.1                     On or before January 1, 2010, MDCO shall deliver to Eagle a written forecast of its estimated orders and delivery dates for Product for the Product launch in the Territory (the “Launch Forecast”).  The Launch Forecast shall include only the Launch Quantities.

4.2.2                     From and after the date of MDCO’s Product launch, not later than the fifth business day of each Calendar Quarter after such Product launch date, MDCO shall deliver to Eagle a written twelve-month rolling forecast of its estimated orders and delivery dates for Finished Product in the Territory (each a “Quarterly Forecast”; and collectively with the Launch Forecast, the “Forecast”).

4.2.3                     Each Forecast shall include the quantities of Finished Product MDCO anticipates ordering pursuant to this Agreement for the applicable twelve-month period.  The quantities of Finished Product forecasted for the first six (6) months of each Forecast shall be binding upon MDCO and fifty percent (50%) of the quantities of Finished Product forecasted for the immediately succeeding three (3) months shall be binding upon MDCO. The remainder of each Forecast shall not be binding on either Party, but Eagle shall coordinate with its Third Party Manufacturer to support MDCO’s requirements beyond the foregoing nine-month period.  Eagle shall use Commercially Reasonable Efforts to accommodate MDCO in the event that MDCO’s Finished Product requirements are greater or less than those provided in the Forecasts.

4.3                               Purchase Orders.  Concurrently with its delivery of each Forecast, MDCO shall deliver to Eagle written purchase orders, on MDCO’s standard form of purchase order (unless the Parties agree otherwise) (each a “Purchase Order”), specifying the quantities of Finished Product being ordered and the desired delivery dates for such quantities, which delivery date shall not be earlier than one hundred eighty (180) days after the date that such Purchase Order is provided to Eagle.  MDCO shall submit each Purchase Order to Eagle at least one hundred eighty (180) days in advance of the delivery date specified in the Forecast.  Eagle shall use Commercially Reasonable Efforts, or shall use Commercially Reasonable Efforts to cause its Third Party Manufacturer, to make each delivery of Product in the quantity and on the delivery date specified in MDCO’s Purchase Order.  Purchase Orders submitted by MDCO shall constitute a binding obligation of MDCO to purchase the quantity of Product specified therein.  Any Purchase Orders for Product submitted by MDCO to Eagle shall reference this Agreement and shall be governed exclusively by the terms contained herein.  The Parties hereby agree that the terms and conditions of this Agreement or the License Agreement shall supersede any term or condition in any Purchase Order, confirmation or other document furnished by MDCO or Eagle that is in any way inconsistent with terms and conditions contained in this Agreement or the License Agreement.

4.4                               Quantity of Orders.  The Parties agree that Forecasts of Product will be expressed by multiple boxes of Product in a Finished Product unit of sale and in Batch sizes.  The purchase and sale of any Product under this Agreement shall be implemented by MDCO’s issuance of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

individual Purchase Orders to Eagle for specific quantities of Finished Product, which will be expressed in Batch increments.

5.                                      Price and Taxation.

5.1                               Supply Cost.  For any quantity of Product ordered by MDCO, MDCO shall pay Eagle an amount equal to the Supply Cost, in accordance with Section 5.2.  For the sake of clarity, yield inefficiencies are captured by and included in the defined term Supply Cost.

5.2                               Invoices and Payment.  Prior to delivery of a Purchase Order, MDCO shall request the Supply Cost of the applicable Product.  For purchases of Product, (a) subject to Section 7.2.2, MDCO shall pay Eagle [*] of the applicable Supply Cost within [*] after MDCO’s delivery of the respective Purchase Order and (b) subject to Section 7.2.2, MDCO shall use its Commercially Reasonable Efforts to pay the remainder within [*], but in any event shall pay the remainder not later than [*], after delivery of the respective quantities of Finished Product.  Eagle shall invoice MDCO for all amounts owed by MDCO to Eagle hereunder.  All payments due to Eagle shall be paid to Eagle in U.S. Dollars.  Notwithstanding any other provision to the contrary in this Agreement, payment for Finished Product shall not be deemed to be acceptance of such Finished Product by MDCO, and in no event shall acceptance of Finished Product by MDCO reduce Eagle’s indemnification or other obligations pursuant to this Agreement.

5.3                               Late Payments and Interest.  Any payments due under this Agreement by either Party that are paid but were overcharged, or not paid by the date such payments are due, shall bear interest at the lesser of [*] per month and the highest rate permitted under Applicable Laws from the date such overpaid amounts were made until repaid in full or from the date such unpaid payments are due until paid in full.  The foregoing interest shall be in addition to any other remedies that the overcharged or underpaid Party may have pursuant to this Agreement.

6.                                      Delivery.

6.1                               Delivery Terms.  Deliveries shall be made DDP - Delivered Duty Paid (Incoterms 2000) at MDCO’s designated logistics facility (the “Delivery Facility”).  Product delivered to MDCO shall be in the form of Finished Product ready for supply to the ultimate consumer in accordance with Applicable Laws and all applicable Regulatory Approvals.

7.                                      Quality Assurance Control — Acceptance.

7.1                               Certificates of Analysis and Compliance.  Eagle shall, or shall cause the Third Party Manufacturer, to provide MDCO with a copy of the certificate of analysis, the materials safety data sheet and a certificate of compliance (together, the “Certificates”), with, or at the same time of, each delivery of Finished Product supplied hereunder.  In the event MDCO requires additional documentation due to a change in Applicable Laws or Regulatory Approvals, without which the release into commerce and selling of Product in the Field in the Territory under any Regulatory Approval would be impossible or impracticable (hereinafter “Additional

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Documentation”), Eagle shall, or shall use Commercially Reasonable Efforts to cause its Third Party Manufacturer to, supply such documentation with each delivery of Product.  Subject to any variations agreed to in the Quality Agreement, such Certificates shall certify, with respect to each shipment and Batch (identified by Batch number): (i) the quantity of the shipment, (ii) that the Product delivered conforms to, and was handled in compliance with, the Product Specifications, (iii) that the Product was Manufactured in accordance with cGMP and all other Applicable Laws and any applicable Regulatory Approvals, as well as any further information required by the relevant regulatory authorities that MDCO may have previously notified Eagle is necessary, (iv) confirmation that all quality controls tests on the active pharmaceutical ingredients, excipients and other Product and Finished Product components, Labeling and Packaging were conducted in accordance with all Applicable Laws and applicable Regulatory Approvals, and the results thereof, and (v) confirmation that each such Batch has been released for commercial sale by the Third Party Manufacturer in accordance with all Applicable Laws and applicable Regulatory Approvals, and (vi) such information as pharmaceutical manufacturers generally include in certifications similar to the Certificates, including the release tests performed by Eagle or the Third Party Manufacturer and the results of those tests.

7.2                               Product Inspection and Defective Shipments.

7.2.1               All Product delivered to MDCO shall; (a) be delivered together with the Certificates and any Additional Documentation (as defined in Section 7.1); (b) conform to the Product warranty set forth in the first sentence of Section 10.1, (c) conform to the Purchase Order, (d) not be damaged in a manner that would prevent commercial sale of the Product to an end-user customer (as reasonably determined by MDCO in a manner consistent with MDCO’s treatment of its other products), and (e) have been released for commercial sale in accordance with Applicable Laws and the Regulatory Approvals.  Any Product that meets all of the requirements set forth in clauses (a), (b), (c), (d) and (e) of this Section 7.2.1 shall be referred to herein as “Conforming Product”.  Any Product that does not meet all the requirements set forth in clauses (a), (b), (c), (d) and (e) of this Section 7.2.1 shall be referred to as “Non-Conforming Product”.  MDCO shall use Commercially Reasonable Efforts to inspect each delivery of Product and to provide Eagle with written notice of any Non-Conforming Product (a “Product Complaint Notice”) within fifteen (15) days after MDCO’s receipt of such Non-Conforming Product; provided, that if it is not evident to MDCO within such fifteen (15) day period that any such Product delivered is Non-Conforming Product, MDCO may deliver a Product Complaint Notice to Eagle not later than one hundred and eighty (180) days after delivery of such Non-Conforming Product.  For purposes of clarity, MDCO shall have no obligation to make payments in respect of any Product that MDCO claims to be a Non-Conforming Product unless the Product is thereafter determined to be Conforming Product in accordance with this Section 7.2.  If MDCO delivers a Product Complaint Notice to Eagle, Eagle shall have thirty-five (35) days after receipt of MDCO’s Product Complaint Notice within which to investigate or evaluate MDCO’s claim.  If Eagle disputes MDCO’s claim and such dispute is not resolved during the above thirty-five (35)-day period, the dispute shall be referred to the Joint Steering Committee for resolution in accordance with Section 3.4 of the License Agreement, and if the Joint Steering Committee is unable to resolve the dispute, it shall be referred to the Parties’ respective CEOs in accordance

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with Section 3.4.3 of the License Agreement, and if the CEOs are unable to resolve the dispute, the dispute shall be resolved in accordance with Section 12.1 of the License Agreement and Section 14 of this Agreement.

7.2.2               If, pursuant to Section 7.2.1, it is determined that Eagle has delivered Non-Conforming Product, then, at MDCO’s election, (a) MDCO may require that the delivery of Non-Conforming Product be replaced by Eagle, at Eagle’s cost, and Eagle shall promptly replace such Non-Conforming Product, or (b) MDCO may return (at Eagle’s expense) such delivery containing such Non-Conforming Product to Eagle (or, at Eagle’s election, destroy such delivery) for either (at MDCO’s election) (i) a full refund or (ii) full credit to any open invoice of all amounts paid pursuant to Section 5.2 with respect to such delivery (including, for purposes of clarity, any amounts paid pursuant to Section 5.2(a) after provision of the Purchase Order to Eagle but prior to delivery of such Non-Conforming Product), and in the case where MDCO elects to return or destroy the Non-Conforming Product in accordance with clause (b) above, Eagle shall immediately, at MDCO’s election, either (A) pay to MDCO a full refund of all amounts paid pursuant to Section 5.2 with respect to such delivery of Non-Conforming Product, or (B) issue a credit to the next open invoice subject to payment in an amount equal to all amounts paid by MDCO pursuant to Section 5.2 with respect to such delivery of Non-Conforming Product.

7.2.3                     If, pursuant to Section 7.2.1, it is determined that Eagle has delivered Conforming Product, then MDCO shall use its Commercially Reasonable Efforts to pay the remaining amounts (if any, and solely to the extent not already paid) owed to Eagle for such delivery within fifteen (15) days, but in any event shall pay the remainder not later than thirty (30) days, after such determination, and MDCO will have the option to either retain the Product for sale or have the Product replaced by Eagle at MDCO’s cost.

7.2.4                     Failure to deliver Conforming Product by the scheduled delivery date stated in the applicable Purchase Order shall, at MDCO’s option, relieve MDCO of any obligation to accept and pay for such delivery of Conforming Product as well as any undelivered shipments (if any), and Eagle shall, at MDCO’s option, either (a) use its Commercially Reasonable Efforts to pay to MDCO a full refund of all amounts previously paid by MDCO pursuant to Section 5.2 with respect to such failed delivery within fifteen (15) days, but in any event shall pay such amount not later than thirty (30) days, after such determination, or (b) promptly issue a credit to the next open invoice subject to payment in an amount equal to all amounts paid by MDCO pursuant to Section 5.2 with respect to such failed delivery.

7.3                               Quality Agreement.  The Parties shall enter into the Quality Agreement in accordance with Section 8.6 of the License Agreement.

8.                                      Manufacture of Product.

8.1                               Changed Specifications.  Eagle shall notify MDCO within seventy-two (72) hours after any new instructions or specifications with respect to Product required by the FDA or by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other Regulatory Authorities in the Territory, and thereafter, unless otherwise agreed by the Parties, Eagle shall be responsible for using Commercially Reasonable Efforts to supply MDCO with Finished Product that complies with any such new Product instructions or specifications, and, notwithstanding any other provisions of this Agreement or the License Agreement, the Product Specifications shall be deemed amended to conform to such new instructions or specifications.

8.2                               Labeling.  MDCO shall provide the designs for the Labels and Packaging of Product, and such Labeling and Packaging shall specify MDCO as the distributor of the Product and shall display the logo of MDCO and the artwork, text, and SKU numbers and other necessary items supplied by MDCO to Eagle.  The Labels and Packaging shall also include references to the Third Party Manufacturer in accordance with Applicable Laws and all Regulatory Approvals.  All Labels and Packaging or trade dress shall comply with Applicable Laws and Regulatory Approvals.  Should MDCO be required pursuant to Applicable Laws and any Regulatory Approvals to make any change in any such Labels or Packaging, Eagle shall be responsible for procuring the updating of all artwork and text associated with such change and for providing such changes to MDCO. Upon approval by MDCO, Eagle shall make all necessary arrangements for such changed Labels or Packaging to be printed and shall provide MDCO with agreed artwork documents for MDCO’s review.  MDCO shall, within one (1) week after receipt of agreed artwork documents, either provide Eagle with any necessary corrections thereto or notify Eagle of its approval of such agreed artwork documents.  MDCO shall supply Eagle with all of MDCO’s necessary artwork, text, SKU numbers and other necessary items by the dates reasonably requested by Eagle so that Eagle can prepare the Labels and Packaging for the Launch Quantities and other quantities of Finished Product.  Eagle’s obligations to supply MDCO and its Affiliates with Finished Product, including the Launch Quantities by the specified delivery dates, shall be contingent upon Eagle’s timely receipt of the foregoing artwork, text, and SKU numbers and other necessary items from MDCO.

8.3                               Product Shortfall.

8.3.1                     Shortfall.  Eagle shall, or shall cause its Third Party Manufacturer to, use Commercially Reasonable Efforts to avoid shortfalls in supply of Finished Product based on the Forecasts provided by MDCO. As soon as it becomes apparent to Eagle that circumstances resulting in any failure or delay in delivery of any Finished Product will continue for more than [*] (a “Supply Interruption”), it shall immediately notify MDCO and as soon as possible thereafter meet with MDCO to discuss the best practical method of assuring MDCO a source of supply of Finished Product during the continuance of such circumstances.  Eagle shall, at a minimum where practicable, employ accelerated measures such as materials expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries, and in addition to the foregoing shall use Commercially Reasonable Efforts to cause its Third Party Manufacturer to promptly allocate its available production capacity for the production of Finished Product for MDCO’s requirements.  All external costs incurred by Eagle in connection with this Section 8.3.1 that are solely related to Products for the Territory shall, subject to MDCO’s prior written approval, be borne by MDCO;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided, that, in the event MDCO pays Eagle for any such costs, (i) Eagle shall use Commercially Reasonable Efforts to exercise its rights to obtain reimbursement or recover such costs from its Third Party Manufacturer or other Third Party and to enforce such rights, and (ii) Eagle shall apply any such recovered or reimbursed amounts to reimburse MDCO for all such costs previously paid by MDCO, such reimbursement of MDCO to occur within [*] after Eagle’s receipt of such recovered or reimbursed amounts from the Third Party Manufacturer or other Third Party.

8.3.2                     Secondary Supplier.  MDCO shall have the right, at any time during the Term, to require that Eagle, itself or through an Affiliate or a Third Party Manufacturer, establish an alternative approved site to Manufacture the Finished Product (“Secondary Supplier”), and qualify such Secondary Supplier with the FDA under the applicable Product ANDA or NDA. All external costs incurred by Eagle in establishing such Secondary Supplier that are allocable to the Manufacture of the Product for the Territory shall, subject to MDCO’s prior written approval, be borne by MDCO; provided, that, in the event MDCO pays Eagle for any such costs (i) Eagle shall use Commercially Reasonable efforts to exercise its rights to obtain reimbursement or recover such costs from its Third Party Manufacturer or other Third Party and to enforce such rights, and (ii) Eagle shall apply any such recovered or reimbursed amounts to reimburse MDCO for all amounts previously paid by MDCO with respect to the establishment of such Secondary Supplier, such reimbursement of MDCO to occur within [*] after Eagle’s receipt of such recovered or reimbursed amounts from the Third Party Manufacturer or other Third Party.  The foregoing provisions of this Section 8.3.2 notwithstanding, if the profit-sharing provisions of Section 2.5 of the License Agreement apply and a Supply Interruption occurs or has occurred, then Eagle and MDCO shall share such costs of establishing the Secondary Supplier equally, to the extent such costs are allocable to the Manufacture of the Product for the Territory, it being understood that if MDCO had earlier paid such costs of establishing such Secondary Supplier (in whole or in part), then Eagle shall reimburse MDCO for [*] of such amounts earlier paid by MDCO within [*] after the later of the first Supply Interruption and the date the profit-sharing provisions of Section 2.5 of the License Agreement first apply.  For purposes of clarity, if and to the extent MDCO incurs costs pursuant to this Section 8,3.2, and Eagle later recovers or obtains reimbursement of such costs (in whole or in part) from a Third Party Manufacturer or other Third Party, then Eagle shall reimburse MDCO for the amounts previously paid by MDCO to Eagle within [*] after Eagle’s receipt of such recovered or reimbursed amounts.  If a Supply Interruption occurs at any time during the Term, MDCO shall have the right itself, or shall have the right to require Eagle, to use Commercially Reasonable Efforts to purchase all or a portion of its requirements for Finished Product from such Secondary Supplier (if any); provided, however, that, unless Eagle terminates the agreement with its Third Party Manufacturer as a result of such Supply Interruption, once the Third Party Manufacturer is capable of performing and to the extent required by Eagle’s contractual obligations to its Third Party Manufacturer, MDCO shall resume purchasing its requirements form the Third Party Manufacturer through Eagle.  If MDCO exercises its right to terminate this Agreement pursuant to Sections 12.2 or 12.4, MDCO shall have the right itself, or shall have the right to require Eagle, to purchase all or a portion of its requirements for Finished Product from such Secondary Supplier (if any).  Upon the occurrence

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of a Supply Interruption, MDCO shall continue to pay the Supply Cost for all Products acquired from Eagle in accordance with this Agreement, but shall have no continuing obligation to acquire any or all of its requirements for Finished Products from Eagle, it being understood that, notwithstanding any provision of this Agreement or the License Agreement to the contrary, any costs and expenses incurred by MDCO to purchase its requirements of Product for the Territory from any such Secondary Supplier shall be deemed “Supply Costs” for purposes of determining Gross Profit under the License Agreement.  Notwithstanding any other provisions of this Agreement or the License Agreement to the contrary, for purposes of this Agreement and the License Agreement, any costs or expenses incurred by MDCO or Eagle in establishing or qualifying a Secondary Supplier shall be excluded from Supply Costs.

9.                                      Regulatory.

9.1                               cGMP Compliance and QA Audits.  Upon written request to Eagle by MDCO and subject to the consent of Eagle, not to be unreasonably withheld, delayed or conditioned, MDCO may accompany Eagle to a Third Party Manufacturer’s Manufacturing facilities during normal business hours to discuss any issues regarding Manufacturing and management personnel, and to review and inspect (i) the Manufacturing and storage facilities, (ii) the quality control procedures, and/or (iii) any records and reports pertinent to the Manufacture, disposition or transport of Product as may be necessary to evidence the Third Party Manufacturer’s compliance with all applicable Regulatory Approvals for the Manufacture of Product supplied to MDCO hereunder, including compliance with cGMP. MDCO may make such visits with Eagle to the Third Party Manufacturer’s Manufacturing facilities once per calendar year unless MDCO identifies, during any such visit or as a result of any Form 483 received by such Third Party Manufacturer, any defects or deficiencies provided in any of the foregoing clauses (i), (ii) or (iii) above, in which case MDCO may make as many subsequent visits to such facilities as are reasonably required to determine whether such defects or deficiencies have been cured.  In addition to the foregoing, the Quality Agreement shall include a provision providing MDCO with the right, during normal business hours, to conduct annual supply oversight and compliance audits of all Eagle facilities and records used in or related to the supply of Product to MDCO hereunder.

9.2                               Regulatory Support.  To the extent practicable, Eagle shall notify MDCO within ten (10) business days prior to any inspection (of which Eagle is aware) by the FDA or other regulatory agency relating to Product or any Product-related facility that is involved in the supply of Product to MDCO hereunder and, within twenty-four (24) hours after such inspection, shall furnish MDCO with a copy of all documentation, including any Form 483 and the Third Party Manufacturer’s response thereto, relating to such inspection.  In addition, Eagle shall notify MDCO within five (5) business days after its receipt of any other written regulatory actions or communications (other than ministerial, non-substantive communications) relating to the Product or any Product-related facility that is involved in the supply of Product to MDCO hereunder.  The Parties shall confer with each other with respect to any response regarding such action or communication and the best means to comply with such action or communication, but the final response shall be within Eagle’s final decision-making authority.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3                               Compliance with Laws.  Each of the Parties shall, and Eagle shall use Commercially Reasonable Efforts to cause the Third Party Manufacturer to, comply with all Applicable Laws and Regulatory Approvals with respect to its activities hereunder, including those applicable to the transportation, storage, use, handling and disposal, of hazardous materials.  Eagle represents and warrants to MDCO that it has and will maintain during the Term all governmental permits (including health, safety and environmental permits) necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement, and shall require its Third Party Manufacturers to have, and to maintain during the Term, all such permits necessary for the Third Party Manufacturer to Manufacture and supply Product pursuant to this Agreement; provided, however, that if Eagle or the Third Party Manufacturer ceases to hold such permits, licenses, registrations and other forms of governmental authorizations, Eagle or the Third Party Manufacturer shall have a reasonable time to regain compliance with the foregoing requirements so long as during such time Eagle is able to supply Product to MDCO in accordance with this Agreement.

9.4                               Samples.  Eagle shall maintain retained samples of each Batch of Product for the period and in quantities agreed by the Parties in the Quality Agreement or as required by Applicable Laws.

10.                               Representations and Warranties.

10.1                        Product Warranty.  Eagle represents and warrants that Finished Product at the time of delivery hereunder will: (i) have been Manufactured in accordance with all applicable Regulatory Approvals (to the extent applicable at the time of Manufacturing), cGMPs and other Applicable Laws, as then in effect; (ii) conform to the Product Specifications; (iii) not be misbranded or adulterated under Applicable Laws; and (iv) be delivered free from all liens, encumbrances, restrictions and security interests.  WITHOUT LIMITING EAGLE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 13.1 WITH RESPECT TO THIRD-PARTY CLAIMS AND EXPENSES ARISING OUT OF, OR RESULTING FROM, EAGLE’S BREACH OF THE PRODUCT WARRANTY IN THIS SECTION 10.1, EXCEPT FOR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY EAGLE, ITS AFFILIATES OR ITS THIRD PARTY MANUFACTURER OR ANY OF THEIR RESPECTIVE EMPLOYEES OR AGENTS, AND EXCEPT FOR BREACH OF THE PRODUCT WARRANTY IN SECTION 10.1(iv), EAGLE’S EXCLUSIVE LIABILITY FOR EAGLE’S SUPPLY OF NON-CONFORMING PRODUCT SHALL BE REPLACEMENT OF SUCH FINISHED PRODUCT OR CREDIT OR REFUND THEREFOR, AS PROVIDED IN SECTION 7.2.

10.2                        No Debarred or Disqualified Persons.  Eagle and MDCO shall not, and Eagle shall require that the Third Party Manufacturer shall not, employ, contract with or retain, any person, directly or indirectly, to perform any services under this Agreement if such person: (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions, (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 C.F.R. § 312.70 or its successor provisions, or (c) is otherwise debarred or the subject of debarment or other disciplinary proceedings by any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Regulatory Authority anywhere in the world.  In addition, Eagle and MDCO each represents and warrants that it has not engaged in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions.  If, during the Term, Eagle, MDCO or any Person employed or retained by them, or employed or retained by the Third Party Manufacturer, to perform under this Agreement (i) comes under investigation by the FDA or other Regulatory Authority for a debarment action or disqualification, (ii) is debarred or disqualified or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, Eagle or MDCO, as the case may be, shall immediately notify the other Party of same.

10.3                        Both Parties’ Representations and Warranties.  Each Party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate actions; (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and (d) it will conduct all of its activities under this Agreement in accordance with Applicable Laws and the Regulatory Approvals.

10.4                        Limitation of Liability.  NEITHER PARTY WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 10.4.  IS INTENDED TO LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS OR (B) ANY CLAIMS WITH RESPECT TO A BREACH OF A PARTY’S OBLIGATIONS OF CONFIDENTIALITY OR NON-USE IN ARTICLE 11.

10.5                        Disclaimer.  OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY THE PARTIES PURSUANT TO SECTIONS 9.3, 10.1, 10.2 AND 10.3, THE PARTIES DISCLAIM ANY AND ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

11.                               Confidentiality.  Each of MDCO and Eagle acknowledge that it is bound by certain obligations to protect the other Party’s Confidential Information, in accordance with the License Agreement; provided, however, any provision of the License Agreement to the contrary

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

notwithstanding, a Party may disclose Confidential Information of the other Party to the Third Party Manufacturer to enable such Party to perform its obligations under this Agreement; provided that the Third Party Manufacturer agrees to be bound in writing by customary terms of confidentiality and non-use.

12.                               Term and Termination.

12.1                        Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and shall end upon the earlier to occur of (i) the expiration or termination of the License Agreement (or upon earlier termination of this Agreement, if such termination occurs before the expiration or termination of the License Agreement), and (ii) unless extended by the Parties for a longer period, the tenth anniversary of the Effective Date.

12.2                        Termination for Cause.  Eagle or MDCO (as applicable, the “Terminating Party”) shall have the right to terminate this Agreement, effective [*] after written notice of termination is given to the other Party (the “Breaching Party”), in the event that the Breaching Party fails to remedy any material failure to fulfill its obligations under this Agreement or remains in material breach of the terms or conditions hereof, which failure or breach is specified in such notice; provided, however, that if the Breaching Party by written notice to the Terminating Party given within said [*] states that it is in good faith attempting to cure such material failure or breach and such failure or breach is capable of being cured, such [*] shall be extended by an [*].  The foregoing provisions of this Section 12.2 notwithstanding, if Eagle seeks to terminate this Agreement pursuant to this Section 12.2, and the material breach by MDCO relates primarily to a particular Product, then Eagle shall have the right to terminate this Agreement solely with respect to such Product, and this Agreement shall remain in full force and effect with respect to all other Products.  The Parties shall retain all rights and remedies (at law or in equity) in respect of any breach hereof.

12.3                        Effect of Expiration or Termination; Surviving Obligations.

12.3.1              Effect of Termination.  Upon the expiration of the Term or the earlier termination of this Agreement pursuant to Section 12.1 or 12.2, all rights and obligations of the Parties under this Agreement shall terminate, except as provided in this Section 12.3.

12.3.2              Surviving Obligations.  (a) The termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or termination, including any damages arising from any breach hereunder.  Such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.  (b) For a period of twenty-four (24)-months after the termination or expiration of this Agreement, Eagle’s obligations under Sections 9.2 and 9.4 shall remain in full force and effect.  (c) Except as expressly set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive termination of this Agreement in its entirety or expiration of this Agreement for any reason, in accordance with their

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

respective terms, and for the duration stated, and where no duration is stated, shall survive indefinitely:

Section 1 — Definitions

Section 7.2 — Product Inspection and Defective Shipments

Section 11 — Confidentiality

Section 12.3 — Effect of Expiration or Termination; Surviving Obligations

Section 13 — Indemnification

Section 14 — Dispute Resolution

Section 15 — General Provisions

12.4                        Rights In Bankruptcy.  Each Party (the “Insolvent Party”).  shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under the law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a general assignment for the benefit of its creditors.  To the extent permitted by Applicable Laws, if the applicable circumstances described above shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement upon written notice to the Insolvent Party at any time.

13.                               Indemnification

13.1                        Indemnification by Eagle.  Eagle shall indemnify and hold harmless MDCO and its Affiliates, and MDCO’s and its Affiliates’ directors, officers, employees and agents (each, a “MDCO Indemnitee”) from and against any and all Losses resulting from any Claims by any Third Party to the extent resulting from (i) the breach of any representation, warranty or covenant by Eagle under this Agreement or Eagle’s or its Affiliates’ or Third Party Manufacturers’ gross negligence or willful misconduct; (ii) any mishandling of the Product by Eagle or a Third Party Manufacturer before delivery of the Product to MDCO; or (iii) any claim that any Exploitation of the Product in the Territory by any MDCO Indemnitees, any MDCO Sublicensee or Distributor, or any of their customers infringes or misappropriates any IP Protection Rights, trademarks or Know-How of any Third Party Manufacturer.

13.2                        Indemnification by MDCO. MDCO shall indemnify and hold harmless Eagle and its Affiliates, and Eagle’s and its Affiliates’ directors, officers, employees and agents (each, an “Eagle Indemnitee”), from and against any and all Losses resulting from any Claims by any Third Party to the extent resulting from (a) the breach of any representation, warranty or covenant by MDCO under this Agreement or MDCO’s gross negligence or willful misconduct; or (b) any mishandling of the Product by MDCO or any act or omission of MDCO that causes the Product not to meet the Product warranties set forth herein after delivery to MDCO.

13.3                        Notice and Procedures.  If an Eagle Indemnitee or a MDCO Indemnitee (the “Indemnitee”) intends to claim indemnification under this Section 13, it shall promptly notify the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other Party (the “Indemnitor”) in writing of any Claim for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel of its choice (provided that such counsel is reasonably acceptable to the Indemnitee); provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or reasonably-determined potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceeding.  The obligations of this Section 13.3 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably.  The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Section 13.3.  The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Claim covered by this Section 13.3.  The Indemnitor shall not, without the prior written consent of the Indemnitee, agree to any settlement of any such claim that does not include a complete release of the Indemnitee from all liability with respect thereto or that imposes any liability, obligation or restriction on the Indemnitee.

13.4                        Insurance.  Eagle shall require that the Third Party Manufacturer maintain, at its own expense, general liability coverage appropriate to its activities with reputable and financially secure insurance carriers to cover its activities related to this Agreement.  In addition, such insurance coverage shall include product liability coverage in an amount not less than that commensurate with industry standards for similar products, to be in place prior to the Initial Commercial Sale and for the remainder of the Term.  The Third Party Manufacturer shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to a Party upon request.  In addition, Eagle shall have and maintain, at its own expense, insurance, including general and product liability insurance coverage, with respect to its activities under this Agreement regarding Products in such amount as Eagle customarily maintains with respect to similar activities for its other products, but not less than such amount as is reasonable and customary in the industry.  Eagle shall maintain such insurance for so long as it continues its activities under this Agreement, and thereafter for so long as Eagle customarily maintains insurance for itself covering similar activities for its other products.

14.                               Dispute Resolution.  Except with respect to disputes arising under Section 7.2, Article 12 of the License Agreement shall apply to any dispute or controversy arising out of, relating to or in any way connected to the interpretation of any provision of this Agreement, the performance of either Party under this Agreement or any other matter under this Agreement, including any action in tort, contract or otherwise, at equity or law, to the same extent as they apply to any Dispute (as defined in the License Agreement).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.                               General Provisions.

15.1                        Force Majeure.  Neither MDCO nor Eagle shall be held responsible for any delay or failure in performance (with the exception of the payment of money) hereunder to the extent caused by earthquake, fire, floods, storm, or other acts of God or nature, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, civil or military authorities, acts, omissions or delays in acting by any Governmental Authority or the other Party, laws, regulations and governmental requirements, strikes, embargoes, lockouts or other labor disturbances, or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence; provided that the affected Party notifies the unaffected Party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.  Notwithstanding the foregoing, if a force majeure event declared by either MDCO or Eagle persists for a continuous period of six (6) months (and such Party does not resume performance in accordance with this Agreement prior to such time despite such persistence), the other Party shall have the right to terminate this Agreement without further cost or liability.

15.2                        Assignment.  Neither MDCO nor Eagle may assign its rights under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that (a) either Party shall always have the right, without such consent to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates (provided such assignment to an Affiliate shall not relieve such Party of its obligations herein); and (b) either Party may assign any or all of its rights and delegate any or all of its obligations hereunder, without such consent, to any successor in interest by way of merger, acquisition or sale of all or substantially all of its business or assets to which this Agreement relates; provided that in each case the performing, assigning or delegating Party shall provide the other Party with written notice of such assignment.  Any assignment not in accordance with the foregoing shall be void.  This Agreement shall inure to the benefit of each Party and its successors and permitted assigns.

15.3                        Severability.  In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof.  The Parties agree that they will negotiate in good faith or will permit a court or arbitrator (in accordance with Article 14) to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

15.4                        Notices.  All communications hereunder shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally or globally recognized courier, or (c) via confirmed e-mail, facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other Party at the address shown below or at such other address for which such Party gives

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

notice hereunder.  Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to MDCO:	The Medicines Company 8 Sylvan Way Parsippany, NJ 07054 Attention: Paul M. Antinori, Senior Vice President and General Counsel Fax: 972-656-0746 e-mail: Paul.Antinori@THEMEDCO.com

With a copy to:	WilmerHale 60 State Street Boston, MA 02109 Attention: David E. Redlick, Esq. Fax: 617-526-6000 email: david.redlick@wilmerhale.com

If to Eagle:	Eagle Pharmaceuticals, Inc. 470 Chestnut Ridge Road Woodcliff Lake, New Jersey 07677 Attention: Scott Tarriff, President and Chief Executive Officer Fax: (201) 391-2430 e-mail: starriff@eagleus.com

With a copy to:	Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, NY 10103 Attention: R. King Milling, Esq. Fax: 212-506-5151 e-mail: lcmilling@orrick.com

15.5                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York in force therein without regard to its conflict of law rules or principles.

15.6                        Entire Agreement; Amendments; Waiver.  This Agreement, the License Agreement and the side letter among Eagle, MDCO and SciDose dated September 24, 2009; together contain the entire understanding of the Parties with respect to the transactions and matters contemplated hereby and thereby, and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and no representations, inducements, promises or agreements relating to the subject matter hereof or thereof, whether oral or otherwise, between the Parties not contained herein or therein or incorporated herein or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

therein by reference shall be of any force or affect.  This Agreement may not be modified or amended except in a writing signed by both Parties.  No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of any Party, its agents or employees, but only by an instrument in writing signed by an authorized officer of such Party.  No waiver by either Party of any breach of this Agreement by the other Party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.  In the event of any inconsistency between or among any provision(s) in this Agreement, the Supply Agreement, the Quality Agreement or the Pharmacovigilance Agreement, the order of interpretation shall be (with the prior-listed agreement superseding any conflicting provision(s) in any subsequently-listed agreement): the License Agreement, this Agreement, the Quality Agreement and the Pharmacovigilance Agreement.

15.7                        Captions.  Captions of the Sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.

15.8                        Exhibits and Schedules.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any matter or item disclosed on one schedule shall be deemed to have been disclosed on each other schedule to the extent reasonably apparent as constituting disclosure under such other schedule.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

15.9                        Independent Contractors.  Each Party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of the other Party, its Affiliates or any other Third Party (with respect to this Agreement).  This Agreement and the relations hereby established by and between MDCO and Eagle do not constitute a partnership, joint venture, agency or contract of employment between them.

15.10                 Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.11                 Waiver of Rule Of Construction.  The Parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against any of them.

15.12                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures of the Parties will have the same effect as original signatures.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15.13                 Further Assurances.  Each Party shall perform all further acts and things and execute and deliver such further additional instruments or documents as may be necessary which may be reasonably necessary in order to effectuate and give effect to or carry out the purposes of this Agreement.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE MEDICINES COMPANY

By:	/s/ Glenn Sblendorio
Name:
Title:

EAGLE PHARMACEUTICALS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE MEDICINES COMPANY

By:
Name:
Title:

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
Name:	Scott Tarriff
Title:	CEO